UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          LIFE ENERGY & TECHNOLOGY INC.
                     -------------------------------------
                 (Name of Small Business Issuer in its Charter)



           Delaware                                             11-2914841
------------------------------------------              ------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                               Identification no.)

2005 Beechgrove
Utica, New York                                               13504
------------------------------------------              ------------------------
(Address of principal executive offices)                       (Zip Code)


Issuer's telephone number: (315) 724-8370

                          LIFE ENERGY & TECHNOLOGY INC.
                2002 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
                   -----------------------------------------
                            (Full title of the plan)

                        Christopher McCormack, President
                              2005 Beechgrove Place
                             Utica, New York 13504
                     --------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                  Wayne Hartke
                           Hartke & Hartke Law Offices
                               7636 Leesburg Pike
                             Falls Church, Va 33480
                                 (703) 734-2810

                         CALCULATION OF REGISTRATION FEE



TITLE OF       PROPOSED       PROPOSED       MAXIMUM        AMOUNT OF
SECURITIES     AMOUNT         MAXIMUM        AGGREGATE      REGISTRATION
TO BE          TO BE          OFFERING       OFFERING       FEE (1)
REGISTERED     REGISTERED     PRICE          PRICE
                              PER SHARE
------------   -----------    ---------      ---------      ------------
Common          1,500,000      $0.33         330,000         $32.01

                                $0.0001 par value

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the bid and asked price quoted on the OTC BB for the Company's Common Stock under the symbol "LETH" as of September 20, 2002, which is within five (5) days prior to the date of filing of this registration statement.

(2) Represents the maximum number of shares which may be issued under the LIFE ENERGY & TECHNOLOGY INC. Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Report on Form l0KSB filed on September 16, 2002 for the period ended May 31, 2002;

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the period covered by the Form 10KSB referred to above;

     (3) The description of the Common Stock of the Registrant contained in the Form 10KSB referred to above.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

There is no charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such. However, pursuant to Delaware Corporation Law Section 145, Registrant may indemnify its directors, officers, employees against liabilities which they may incur in their capacity as such.

Section 145 of the Delaware General Corporation Law contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons aced in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company

(and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful). Also, the By-Laws of the Company state that the indemnification provisions of Section 145 of the Delaware Corporation Code shall be utilized to the fullest extent permitted.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

5.1    *  Opinion of Harke & Hartke Law Office

10.35 * LIFE ENERGY & TECHNOLOGY INC. 2002 Employee/Consultant Stock Compensation Plan

23.1   *  Consent of Donahue & Associates, LLC.

23.2 * Consent of Hartke & Hartke Law Office (contained in the opinion filed as Exhibit 5.1 hereof)

(* filed herewith)

Item 9. Undertakings.

The Registrant hereby undertakes:

     (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Utica, New York, on September 25, 2002.



                          LIFE ENERGY & TECHNOLOGY INC.
                                  (Registrant)



By: /s/ Christopher McCormack
------------------------------------
Christopher McCormack, President and Director



By:/s/ Michael Liberatore
-------------------------------------
Michael Liberatore, Secretary and Treasurer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                           Date
-------------                       ---------------------     ----------------

/s/ Christopher McCormack
----------------------------------  President and Director    September 25, 2002
Christopher McCormack

/s/ Michael Liberatore
----------------------------------  Secretary and Treasurer   September 25, 2002
Michael Liberatore